Exhibit 4.1

FORM OF UNIT PURCHASE WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT”). EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN A SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY 22, 2018 (THE “SECURITIES PURCHASE AGREEMENT”), NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Warrant to Purchase Units, with each Unit Consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

Issue Date: July 31, 2018

ADIAL PHARMACEUTICALS, INC.

UNIT PURCHASE WARRANT

THIS CERTIFIES THAT, for value received, ___________________ or his, her or its assigns (“Holder”), is entitled to purchase from Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at any time or from time to time during the period specified in Paragraph 2 hereof and subject to adjustment as provided herein, _________ units (each a “Unit” and collectively, the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant (each a “Common Warrant” and collectively, the “Common Warrants”) to purchase one share of Common Stock. The form of Common Warrant is attached hereto as Exhibit A. The exercise price per Unit is $5.00 (the “Exercise Price”). The term “Warrant Shares” as used herein, refers to the shares of Common Stock purchasable under this Warrant and the term “Common Warrant Shares” as used herein, refers to the shares of Common Stock purchasable under any Common Warrant that may be issued under this Warrant. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof. The term “Warrant” means this Unit Purchase Warrant issued pursuant to that certain Securities Purchase Agreement, dated February 22, 2018, by and among the Company and the Investors listed on the execution pages thereof (the “Securities Purchase Agreement”).

In addition to the terms and conditions set forth herein, this Warrant is subject to the terms and conditions of the Securities Purchase Agreement.

This Warrant is subject to the following terms, provisions, and conditions:

1. Manner of Exercise; Issuance of Certificates; Payment for Units. Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto as Exhibit B (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Units specified in the Exercise Agreement or by “cashless exercise” for the Units as provided below. The Units so purchased shall be deemed to be issued to the Holder or such Holder’s designee, as the record owner of such Warrant Shares and accompanying Common Warrants that comprise the Units, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such Units as set forth above. Certificates for the Warrant Shares and Common Warrants comprising the Units so purchased, representing the aggregate number of Warrant Shares and Common Warrants specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of Units with respect to which this Warrant shall not then have been exercised.

This Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Units equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the average VWAP on the thirty (30) Trading Days immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Units issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

For purposes of this calculation, the Common Warrant included in each Unit shall be disregarded and full value shall be attributable to the shares of Common Stock included in the Units.

“VWAP” means, for any Trading Day, the price determined by the first of the following clauses that applies: (a) if Common Stock is then traded or quoted on the Trading Market, the daily volume weighted average price of Common Stock for such Trading Day on the Trading Market; (b) if Common Stock is not then traded or quoted on the Trading Market and if prices for Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported as of such Trading Day; or (c) in all other cases, the fair market value of a share of Common Stock as of such Trading Day, as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

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“Trading Day” means, at any time, a day on which the Trading Market is open for the general trading or quotation of securities and Common Stock is traded or quoted thereon or, if Common Stock is not then traded or quoted on the Trading Market, a business day.

“Trading Market” means, at any time, the securities exchange, quotation system or over-the-counter trading facility on which Common Stock is principally traded or quoted at such time.

[Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder be entitled to exercise this Warrant, either in whole or in part, to obtain a number of Warrant Shares that would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant set forth herein may not be amended without (i) the written consent of the Holder and the Company and (ii) the approval of a majority of shareholders of the Company.]1

2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after July 31, 2018 and delivered pursuant to the terms of the Securities Purchase Agreement and before 5:00 p.m., New York, New York time on July 31, 2023, the fifth (5th) anniversary of the date of issuance (the “Exercise Period”).

3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

(a) Shares to be Fully Paid. All Warrant Shares and Common Warrant Shares will, upon issuance in accordance with the terms of this Warrant and the Common Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

(b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant and any Common Warrant issued.

(c) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.

1 Applies to the Company’s non-insiders only.

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4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares and Common Warrants comprising the Units shall be subject to adjustment from time to time as provided in this Paragraph 4.

In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

(a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the number of Warrant Shares issuable hereunder and the number of Common Warrant Shares issuable under the Common Warrant will be proportionately increased and the exercise price of the underlying Common Warrant in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination and the number of Common Warrant Shares issuable under the Common Warrant will be proportionately reduced and the exercise price of the underlying Common Warrant in effect immediately prior to such combination will be proportionately increased. The increases and reductions provided for in this Section 4(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of this Warrant nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 4(a).

(b) Adjustment in Number of Units. Upon each adjustment of the Exercise Price pursuant to the provisions of this Paragraph 4, the number of Units issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Units issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price. The increases and reductions provided for in this Section 4(b) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of this Warrant nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 4(b).

(c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other corporation or other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the Units immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as would be issued or payable with respect to or in exchange for the number of Units or other securities purchasable upon exercise of this Warrant immediately theretofore acquirable and receivable upon exercise of this Warrant in connection with such consolidation, merger or sale or conveyance. In any such case, the Company will make appropriate provision to ensure that the provisions of this Paragraph 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation or other entity (if other than the Company) assumes by written instrument the obligations under this Paragraph 4(c) and the obligations to deliver to the Holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

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5. Issue Tax. The issuance of certificates for Warrant Shares and Common Warrants upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder of this Warrant.

6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7. Transfer, Exchange, and Replacement of Warrant.

(a) Restriction on Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto as Exhibit C, at the office or agency of the Company, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 7(f) hereof and to the applicable provisions of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder as the owner and Holder for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding the above, Holder may subdivide this warrant (i.e. transfer it in part) no more than three (3) times without the written consent of the Company in its sole discretion.

(b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to purchase the number of Units that which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

(c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 7.

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(e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

(f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares and Common Warrants issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are reasonably acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof. In no event shall the Holder be permitted to assign the Warrant unless provided with express written consent by the Company.

8. [Intentionally Omitted]

9. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at the address set forth in the Securities Purchase Agreement, or at such other address as shall have been furnished to the Holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

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10. Governing Law. THIS WARRANT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS WARRANT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

11. Miscellaneous.

(a) Amendments; Waivers. No purported amendment to any provision of this Warrant shall be binding on the parties unless each party has duly executed and delivered to the other party a written instrument which states that it constitutes an amendment to this Warrant and specifies the provision(s) hereof that are being amended. No purported waiver of any provision of this Warrant shall be binding on any party unless it has duly executed and delivered to the other party a written instrument which states that it constitutes a waiver of one or more provisions of this Warrant and specifies the provision(s) hereof that are being waived. Any such waiver shall be effective only to the extent specifically set forth in such written instrument. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

(b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(c) Fractional Units/Securities. No fractional Units or other securities will be issued in connection with the exercise of this Warrant, and the number of Warrant Shares and Common Warrants comprising the Units to be issued shall be rounded to the nearest whole number.

(d) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

ADIAL PHARMACEUTICALS, INC.

By:
Name:	William B. Stilley
Title:	Chief Executive Officer

Dated as of: July 31, 2018

Exhibit A

FORM OF COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN A SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY 22, 2018 (THE “SECURITIES PURCHASE AGREEMENT”), NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Right to Purchase _______ shares of Common Stock, par value $0.001 per share

COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received, ___________________ or his, her or its assigns (“Holder”), is entitled to purchase from Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at any time or from time to time during the period specified in Paragraph 2 hereof and subject to adjustment as provided herein, _________ fully paid and nonassessable shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at an exercise price per share equal to $6.25 per share of Common Stock (the “Exercise Price”). The term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof. The term “Warrant” means this Common Stock Purchase Warrant issued pursuant to that certain Securities Purchase Agreement, dated February 22, 2018, by and among the Company and the Investors listed on the execution pages thereof (the “Securities Purchase Agreement”) and the Unit Warrant issued to Holder on July 31, 2018. In addition to the terms and conditions set forth herein, this Warrant is subject to the terms and conditions of the Securities Purchase Agreement.

This Warrant is subject to the following terms, provisions, and conditions:

1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or by “cashless exercise” as provided below. The Warrant Shares so purchased shall be deemed to be issued to the Holder or such Holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

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This Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the average VWAP on the thirty (30) Trading Days immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any Trading Day, the price determined by the first of the following clauses that applies: (a) if Common Stock is then traded or quoted on the Trading Market, the daily volume weighted average price of Common Stock for such Trading Day on the Trading Market; (b) if Common Stock is not then traded or quoted on the Trading Market and if prices for Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported as of such Trading Day; or (c) in all other cases, the fair market value of a share of Common Stock as of such Trading Day, as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

“Trading Day” means, at any time, a day on which the Trading Market is open for the general trading or quotation of securities and Common Stock is traded or quoted thereon or, if Common Stock is not then traded or quoted on the Trading Market, a business day.

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“Trading Market” means, at any time, the securities exchange, quotation system or over-the-counter trading facility on which Common Stock is principally traded or quoted at such time.

Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder be entitled to exercise this Warrant, either in whole or in part, to obtain a number of Warrant Shares that would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant set forth herein may not be amended without (i) the written consent of the Holder and the Company and (ii) the approval of a majority of shareholders of the Company.

2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after July 31, 2018 and before 5:00 p.m., New York, New York time July 31, 2023 (the “Exercise Period”).

3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

(a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

(b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant.

(c) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.

4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 4.

In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

(a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

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(b) Adjustment in Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Paragraph 4, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other corporation or other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as would be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant in connection with such consolidation, merger or sale or conveyance. In any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation or other entity (if other than the Company) assumes by written instrument the obligations under this Paragraph 4(c) and the obligations to deliver to the Holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder of this Warrant.

6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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7. Transfer, Exchange, and Replacement of Warrant.

(a) Restriction on Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 7(f) hereof and to the applicable provisions of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder as the owner and Holder for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding the above, Holder may subdivide this warrant (i.e. transfer it in part) no more than three (3) times without the written consent of the Company in its sole discretion.

(b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

(c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 7.

(e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

(f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are reasonably acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof. In no event shall the Holder be permitted to assign the Warrant unless provided with express written consent by the Company.

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8. [Intentionally Omitted]

9. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at the address set forth in the Securities Purchase Agreement, or at such other address as shall have been furnished to the Holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

10. Governing Law. THIS WARRANT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS WARRANT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

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11. Miscellaneous.

(a) Amendments; Waivers. No purported amendment to any provision of this Warrant shall be binding on the parties unless each party has duly executed and delivered to the other party a written instrument which states that it constitutes an amendment to this Warrant and specifies the provision(s) hereof that are being amended. No purported waiver of any provision of this Warrant shall be binding on any party unless it has duly executed and delivered to the other party a written instrument which states that it constitutes a waiver of one or more provisions of this Warrant and specifies the provision(s) hereof that are being waived. Any such waiver shall be effective only to the extent specifically set forth in such written instrument. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

(b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(c) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

ADIAL PHARMACEUTICALS, INC.

By:
Name: William B. Stilley
Title: Chief Executive Officer

Dated as of __________, 201[ ]

FORM OF EXERCISE AGREEMENT

Dated: ________ __, 20__

To:	______________________

The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant. The undersigned intends that payment of the Exercise Price shall be made as (check one):

____ “cash exercise” in the amount of $_________

____ “cashless exercise” pursuant to Section 1 of the Warrant.

Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name: ______________________________

Signature:______________________________

Address:____________________________

_____________________________

Note: The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No of Shares

, and hereby irrevocably constitutes and appoints ___________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of Adial Pharmaceuticals, Inc., a Delaware corporation, with full power of substitution in the premises.

Dated: ________ __, 20__

In the presence of:	______________________________

Name:______________________________

Signature:_________________________

Title of Signing Officer or Agent (if any):

______________________________

Address: ______________________________

______________________________

Note: The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.

Exhibit B

FORM OF EXERCISE AGREEMENT

Dated: ________ __, 20__

To:	______________________

The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ Units covered by such Warrant. The undersigned intends that payment of the Exercise Price shall be made as (check one):

____ “cash exercise” in the amount of $_________

____ “cashless exercise” pursuant to Section 1 of the Warrant.

Please issue the Units purchased on the date hereof as follows: (1) a certificate or certificates for _________ shares of Common Stock, and (2) a Common Warrant to purchase _______ shares of Common Stock to:

Name: ______________________________

Signature:___________________________

Address:____________________________

_____________________________

Note: The above signature should correspond exactly with the name on the face of the within Warrant being exercised, if applicable.

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Exhibit C

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of Units covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No. of Units

, and hereby irrevocably constitutes and appoints ___________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of Adial Pharmaceuticals, Inc., a Delaware corporation, with full power of substitution in the premises.

Dated: ________ __, 20__

In the presence of:	______________________________

Name: ______________________________

Signature: _________________________

Title of Signing Officer or Agent (if any):

______________________________

Address: ______________________________

______________________________

Note: The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.

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